EXHIBIT 3.1(xxxv)

1

		Ontario Corporation Number
CERTIFICATE	CERTIFICAT	Numéro de la compagnie en Ontario
This is to certify that these articles are effective on	Ceci certifie que les présents statuts entrent en vigueur le	804340

NOVEMBER 10 NOVEMBRE, 1988
		Trans Code	Line No	Stat	Comp Type	Method Incorp
Director	Le Directeur	A	0	0	A	3
Companies Branch	Direction des Compagnies	18	20	28	29	30
		Share	Notice Reg’d	Jurisdiction
		S	N	ONTARIO
		31	32	33		47

ARTICLES OF INCORPORATION
STATUTS CONSTITUTIFS
Form 1 Business Corporations Act. 1982 Formula numéro 1 Loi de 1982 sur les compagnies	1.	The name of the corporation is:								Dénomination sociale de la compagnie:

								O	N	T	A	R	I	O	L	I	M	I	T	E	D
		8	0	4	3	4	0

	2.	The address of the registered office is:								Adresse du siége social:
150 York Street, Suite 1400
(Street & Number or R.R. Number & if Multi-Office Building give Room No.) (Rue et numéro ou numéro de la R.R. et, s’il s’agit d’un edifice a bureaux, numéro du bureau)
	Toronto, Ontario																	M	5	H	3	T	1
	(Name of Municipality or Post Office)																	(Postal Code)
	(Nom de la municipalité ou du bureau de poste)																	(Code postal)
	Municipality of Metropolitan Toronto								in the				Judicial District of York
	(Name of Municipality, Geographical Township)								dans leila				(County, District, Regional Municipality)
	(Nom de la municipalité, du canton)												(Comté, district, municipalité regionale)

	3.	Number (or minimum and maximum number) of directors is:								Nombre (ou nombres minimal et maximal) d’administrateurs:
A minimum of one and
a maximum of ten
	4.	The first director(s) is/are:						Premier(s) administrateur(s):

First name, initials and surname Prénom, initiales et nom de famille

Residence address, giving street & No. or R.R. No. or

municipality and postal code.

Adresse personnelle, y compris la rue et le numéro, le

numéro de la R.R. ou, le nom de la municipalité et le code

postal

Resident Canadian State Yes or No Résident Canadien Qui/Non
	Martin L. Middlestadt							20 Carnegie Crescent, Thornhill, Ontario L3T 5H1																Yes

5. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.	Limites, s’il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la compagnie.

NONE

6. The classes and any maximum number of shares that the corporation is authorized to issue.	Catégories et nombre maximal, s’il y a lieu, d’actions que la compagnie est autorisée a émettre:

The Corporation is authorized to issue an unlimited number of shares of one class which are hereby designated as common shares.

7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:	Droits, privilèges, restrictions et conditions, s’il y a lieu, rattachés à chaque catégorie d’actions et pouvoirs des administrateurs relatifs à chaque catégorie d’actions qui peut être émise en série:

N/A

8. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:	L’émission, le transfert ou la propriété d’actions est/n’est pas restreinte. Les restrictions, s’il y a lieu, sont les suivantes:

(1) The number of shareholders of the Corporation, exclusive of persons in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after termination of that employment to be, shareholders of the Corporation, is limited to not more than fifty, two or more persons who are the joint registered owners of one or more shares being counted for such purposes as one shareholder.

(2) No shares in the capital of the Corporation shall be transferred unless such transfer has either been approved by a resolution of the directors of the Corporation or consented to in writing by the then holders of not less than 60% of all of the shares of the Corporation which are then outstanding which then carry the right to vote in an election of directors.

(3) Any invitation to the public to subscribe for securities of the Corporation is prohibited.

9. Other provisions, if any, are:	Autres dispositions, s’il y a lieu:

(1) The directors may from time to time, in such amounts and on such terms as they deem expedient:

(a) borrow money on the credit of the corporation;

(b) issue, sell or pledge debt obligations (including bonds, debentures, notes or other similar obligations, secured or unsecured) of the Corporation;

(c) charge, mortgage, hypothecate or pledge all or any of the currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation, including book debts, rights, powers, franchises and undertaking, to secure any debt obligations or money borrowed, or other debt or liability of the Corporation.

The directors may from time to time delegate to such one or more of the directors and officers of the Corporation as may be designated by the directors all or any of the powers conferred on the directors above to such extent and in such manner as the directors shall determine with respect to each such delegation.

5A

(2) For the purpose of the Special Corporate Powers Act of the Province of Quebec, and without in any way limiting the powers conferred upon the Corporation and its directors, for the purposes of securing any bonds, debentures or debenture stock which the Corporation is by law entitled to issue the Corporation may hypothecate, mortgage, pledge, cede or transfer any property, movable or immovable, present or future, which it may own in the Province of Quebec.

10. The names and addresses of the incorporators are Nom et adresse des fondateurs
First name, initials and surname or corporate name Prénom. initiale et nom de famille ou dénomination sociale

Full residence address or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code

Adresse personnelle au complet. adresse du siège social ou adresse de l’établissement principal. y compris la rue et le numéro. le numéro de la R.R., le nom de la municipalité et le code postal

Martin L. Middlestadt	20 Carnegie Crescent, Thornhill, Ontario L3T 5H1

These articles are signed in duplicate	Les présents statuts sont signés en double exemplaire.

Signatures of incorporators
(Signature des londateurs)

Martin L. Middlestadt